Filed Pursuant to Rule 424(b)(5)
Registration No. 333-275449

PROSPECTUS SUPPLEMENT

(To prospectus dated November 22, 2023)

4,511,278 Shares of Class A Common Stock

Warrants to Purchase up to 4,511,278 Shares of Class A Common Stock

We are offering 4,511,278 shares of our Class A common stock in this offering and warrants to purchase up to 4,511,278 shares of our Class A common stock (and the shares of Class A common stock issuable from time to time upon exercise of such warrants). Each share of Class A common stock sold in this offering will be accompanied by a warrant to purchase one share of our Class A common stock at an exercise price of $1.33 per share at a combined purchase price equal to $1.33 per share and accompanying warrant. The shares of Class A common stock and the accompanying warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

The warrants are immediately exercisable and expire on the date five (5) years from the date of issuance. We refer to the shares of Class A common stock and the accompanying warrants to purchase shares of Class A common stock issued in this offering, collectively, as the securities.

Our Class A common stock is listed on The Nasdaq Global Market under the symbol “HYPR.” On February 10, 2025, the last reported sale price of our Class A common stock was $1.67 per share. There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to list the warrants on The Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and, as such, have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings.

Investing in our securities involves a high degree of risk. These risks are described under the caption “Risk Factors” beginning on page S-7 of this prospectus and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We have retained Lake Street Capital Markets, LLC, to act as our exclusive placement agent (the “placement agent”) in connection with this offering. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the fees set forth in the table below.

	PER SHARE AND ACCOMPANYING WARRANT	TOTAL
Offering price	$1.33	$5,999,999.74
Placement agent fees (1)	$0.0931	$419,999.98
Proceeds, before expenses, to Hyperfine, Inc.	$1.2369	$5,579,999.76

(1)	See “Plan of Distribution” for a description of compensation payable to the placement agent.

The above summary of offering proceeds to us does not give effect to any exercise of the warrants being issued in this offering.

We estimate that our net proceeds from this offering will be approximately $5.2 million, excluding the proceeds, if any, for the exercise of the warrants issued pursuant to this offering, after deducting placement agent fees and estimated offering expenses payable by us.

Delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to occur on or about February 12, 2025.

Lake Street

Prospectus supplement dated February 11, 2025

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-275449) that we filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2023, and which was declared effective by the SEC on November 22, 2023. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined.

Before buying any of the securities that we are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus, and all of the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein, and in any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the placement agent have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell, and seeking offers to buy, shares of our Class A common stock and warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Class A common stock and warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A common stock and warrants and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise requires, “Hyperfine,” “HYPR,” “the Company,” “we,” “us,” “our” and similar terms refer to Hyperfine, Inc. and our subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus supplement and the accompanying prospectus. We urge you to read this entire prospectus supplement and accompanying prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About Hyperfine, Inc.

We are an innovative health technology business with a mission to revolutionize patient care globally through accessible, affordable, clinically relevant ultra-low-field (“ULF”) magnetic resonance (“MR”) brain imaging. Our Swoop® Portable MR Imaging® System (“Swoop® system”) produces high-quality images at a lower magnetic field strength than conventional magnetic resonance imaging (“MRI”) scanners. Our Swoop® system is designed to transform brain MR for the patient, the clinician and the provider, and to provide a highly differentiated experience for patients, timely imaging to clinicians, and favorable economics for hospital administrators. The Swoop® system is a portable, ULF MRI device for producing images that display the internal structures of the head where full diagnostic examination is not clinically practical. When interpreted by a trained physician, these images provide information that can be useful in determining a diagnosis. Healthcare professionals can use the Swoop® system to make effective clinical diagnoses and decisions in various care settings where conventional MRI devices are inaccessible. The easy-to-use interface and portable design of our Swoop® system make it easily and readily accessible anywhere in a hospital, clinic, or patient care site and it does not require any special facilities accommodations nor specialized personnel to operate safely. ULF MR does not expose patients to harmful ionizing radiation and compares favorably in this regard to X-ray computed tomography or positron emission tomography.

The demand for MR imaging has been increasing due to the aging population and the rising prevalence of neurological, neurodegenerative, and cardiovascular conditions, recent approval of new Alzheimer’s medications, as well as the trends towards decentralized healthcare in mature, as well as low- and middle-income countries. Healthcare professionals and insurers recognize imaging as an effective, non-invasive diagnostic tool for evaluation and ongoing monitoring. The Swoop® system is the next generation brain imaging device designed to increase access to MRI in a cost-effective manner. We believe our market opportunity is significant across the multiple sites of care where the Swoop® system brings clinical and economic value. We estimate in the United States alone our total addressable market for Swoop® system device placements to be more than $16 billion.

Despite their advantages, many healthcare institutions worldwide lack the facilities, specialized operators, and capital necessary to acquire and maintain expensive conventional MRI devices. The Swoop® system is the first U.S. Food and Drug Administration (“FDA”)-cleared, portable, ULF, MR brain imaging system and is capable of providing imaging at multiple sites of care, such as intensive care units, clinics, emergency departments or physicians’ offices, and can inform the timely detection, diagnosis, monitoring, and treatment of acute and chronic conditions inside and outside the hospital. We designed the Swoop® system to address the limitations of conventional imaging technologies and make brain MR imaging accessible nearly anytime and anywhere across professional healthcare settings. We believe the adoption of the Swoop® system by healthcare professionals has clinical and economic benefits throughout healthcare communities in both high and low resource settings.

The Swoop® system is AI-powered and integrates deep learning, a form of AI, for the reconstruction and denoising of T1, T2, and fluid-attenuated inversion recovery sequences. The Swoop® system also incorporates deep learning denoising in the diffusion-weighted imaging (“DWI”) sequences for image post-processing. The integration of deep learning does not require any additional steps from the user. As a result, deep learning can enhance the image quality and, consequently, the diagnostic value of images generated at ULF. The algorithms are designed to improve ULF image quality, while reducing the impact of scan artifacts.

The images created with these algorithms were validated by expert radiologists. Furthermore, the Swoop® system is used clinically every day as the first mover in the field of portable ULF MRI, and with an install base that continues to expand. The learnings from this field experience have served to improve our software, AI, and denoising algorithms resulting in the image quality and performance boosts of our product over the eight software releases since our initial clearance. As we move forward, we are continuously investing in improving our AI-powered image quality and leveraging each imaging-focused software release to further improve the Swoop® system performance.

Our Swoop® system received initial 510(k) clearance for brain imaging from FDA in 2020. In February and October 2023, we received 510(k) clearances from the FDA for our Swoop® system AI-powered software. The combination of these two software updates significantly improved DWI, incorporated deep-learning based denoising in the post-processing of DWI images for crisper images, and improved image quality for all Swoop® system sequences. In July 2024, we received 510(k) clearance from the FDA of the ninth-generation AI-powered Swoop® system software. This software update significantly reduces scan times across multiple MR sequences without sacrificing image quality. Outside of the United States, the Swoop® system has received marketing authorization for brain imaging in several countries, including the European Union (CE certification), the United Kingdom (UK Conformity Assessment (“UKCA”)), Canada, Australia and New Zealand. In October 2024, we received CE approval for the latest generation of software.

Preliminary Financial Results for the Year Ended December 31, 2024

As of December 31, 2024, we had estimated total revenue of approximately $12.9 million, including estimated device revenue of approximately $10.5 million and estimated service revenue of approximately $2.4 million, and estimated gross margin of approximately 46%, and estimated cash and cash equivalents of approximately $37.6 million.

The estimated total revenue, device revenue, service revenue, and gross margin for the fiscal year ended December 31, 2024 and the estimated cash and cash equivalents as of December 31, 2024 are preliminary and may change, and are based on information available to management as of the date of this prospectus supplement and are subject to completion by management of the financial statements as of and for the year ended December 31, 2024. There can be no assurance that our total revenue, device revenue, service revenue, and gross margin for fiscal year 2024 or the cash and cash equivalents as of December 31, 2024 will not differ from these estimates and any such changes could be material. The preliminary financial data included in this prospectus supplement has been prepared by and is the responsibility of our management. Our independent registered public accounting firm has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Documents by Reference” of this prospectus supplement.

Corporate History and Information

HealthCor Catalio Acquisition Corp. (“HealthCor”) was incorporated as a Cayman Islands exempted company on November 18, 2020 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses.

Hyperfine, Inc. (“Legacy Hyperfine”), was incorporated under the laws of the State of Delaware on February 25, 2014 under the name “Hyperfine Research, Inc.” On May 25, 2021, the name of the corporation was changed to “Hyperfine, Inc.”

Liminal Sciences, Inc. (“Liminal”) was incorporated under the laws of the State of Delaware on September 21, 2018 under the name “EpilepsyCo Inc.” On July 20, 2020, the name of the corporation was changed to “Liminal Sciences, Inc.”

On December 21, 2021, HealthCor changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation, incorporated under the laws of the State of Delaware. On December 22, 2021, HealthCor, Legacy Hyperfine and Liminal completed a business combination, pursuant to which each of Legacy Hyperfine and Liminal became a wholly owned subsidiary of HealthCor, HealthCor’s corporate name was changed to “Hyperfine, Inc.”, Legacy Hyperfine’s name was changed to “Hyperfine Operations, Inc.”, Liminal’s name was changed to “Liminal Operations, Inc.”, and the business of Legacy Hyperfine and Liminal became the business of the Company. On March 21, 2022, Liminal’s name was changed to “Liminal Sciences, Inc.”

Our principal executive offices are located at 351 New Whitfield Street, Guilford, Connecticut 06437, and our telephone number is (866) 796-6767.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through the investor relations page of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

THE OFFERING

Class A common stock offered by us	4,511,278 shares of our Class A common stock.

Warrants offered by us	We are offering warrants to purchase up to an aggregate of 4,511,278 shares of our Class A common stock. Each share of our Class A common stock is being sold together with a warrant to purchase one share of our Class A common stock. Each warrant has an exercise price of $1.33 per share, is immediately exercisable and will expire on the five-year anniversary of the date of issuance.

This prospectus supplement and accompanying prospectus also relate to the offering of the shares of Class A common stock issuable upon exercise of the warrants.
Class A common stock estimated to be outstanding after this offering	62,404,736 shares, excluding shares issuable upon exercise of the warrants issued in this offering.

Class B common stock outstanding before and after this offering	15,055,288 shares.

Total Class A common stock and Class B common stock estimated to be outstanding after this offering	77,460,024 shares, excluding shares issuable upon exercise of the warrants issued in this offering.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $5.2 million, excluding the proceeds, if any, for the exercise of the warrants issued pursuant to this offering, after deducting placement agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, including commercial, manufacturing, and research and development activities. See the section entitled “Use of Proceeds” of this prospectus supplement.

Risk factors	See the “Risk Factors” section beginning on page S-7 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our securities.

Nasdaq Global Market symbol	Our Class A common stock currently is listed on the Nasdaq Global Market under the symbol “HYPR.” We do not intend to list the warrants on The Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on an aggregate of 57,893,458 shares of our Class A common stock and 15,055,288 shares of our Class B common stock issued and outstanding as of September 30, 2024 and excludes the shares of

Class A common stock issuable upon exercise of the warrants being offered by us in this offering and also excludes, unless otherwise indicated, each of the following as of September 30, 2024:

•	224,849 shares of Class A common stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2024;

•	18,713,397 shares of Class A common stock issuable upon the exercise of options outstanding as of September 30, 2024, at a weighted average exercise price of $1.34 per share; and

•	4,498,149 shares Class A common stock reserved for future issuance under the Hyperfine, Inc. 2021 Equity Incentive Plan, or the 2021 Plan, as of September 30, 2024.

Unless otherwise indicated, all information in this prospectus supplement:

•	assumes no exercise of the outstanding stock options or settlement of restricted stock units described above; and

•	assumes no conversion into Class A common stock of any of our outstanding shares of Class B common stock, of which there were 15,055,288 shares outstanding as of September 30, 2024.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as in any of our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, which are incorporated by reference herein in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering. The occurrence of any of the events or developments described below could harm our business, financial condition, results of operations and growth prospects. In such an event, the market price of our Class A common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

Risks related to this offering

Our management will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

If you purchase securities in this offering, you will suffer immediate dilution of your investment.

Because the price per share of our Class A common stock being offered is substantially higher than the as adjusted net tangible book value per share of our Class A common stock, you may suffer immediate and substantial dilution with respect to the net tangible book value of the Class A common stock you purchase in this offering. Therefore, if you purchase shares of our Class A common stock and accompanying warrants in this offering, you will pay a price per share and accompanying warrant that substantially exceeds our net tangible book value per share after this offering. Based on the offering price of $1.33 per share and accompanying warrant, our as adjusted net tangible book value as of September 30, 2024 would have been $63.5 million, or $0.82 per share, resulting in an immediate increase in the net tangible book value per share of $0.02 to existing stockholders and an immediate dilution of $0.51 in net tangible book value per share to investors purchasing Class A common stock in this offering, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the offering price. To the extent outstanding stock options or restricted stock units are exercised, there will be further dilution to new investors. See “Dilution.”

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock in future transactions may be higher or lower than the price per share in this offering.

Our stock price is and may continue to be volatile and you may not be able to resell our securities at or above the price you paid.

The market price for our Class A common stock is volatile and may fluctuate significantly in response to a number of factors, most of which we cannot control, such as quarterly fluctuations in financial results, the timing and our ability to advance the development of our product candidates or changes in securities analysts’ recommendations could cause the price of our stock to fluctuate substantially. Each of these factors, among others, could harm your investment in our Class A common stock and could result in your being unable to resell the Class A common stock that you purchase at a price equal to or above the price you paid. The stock market in general and the market for smaller biopharmaceutical companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies.

Sales of a significant number of shares of our Class A common stock in the public markets, or the perception that such sales could occur, could depress the market price of our Class A common stock.

Sales of a substantial number of shares of our Class A common stock in the public markets could depress the market price of our Class A common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Class A common stock would have on the market price of our Class A common stock. In addition, the sale of substantial amounts of our Class A common stock could adversely impact its price. The sale or the availability for sale of a large number of shares of our Class A common stock in the public market could cause the price of our Class A common stock to decline.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Class A common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

We do not anticipate paying any cash dividends on our Class A common stock in the foreseeable future. Accordingly, stockholders must rely on capital appreciation, if any, for any return on their investment.

We have never declared or paid cash dividends on our Class A common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. As a result, capital appreciation, if any, of our Class A common stock will be our stockholders’ sole source of gain for the foreseeable future.

Risks related to the warrants

Holders of warrants purchased in this offering will have no rights as Class A common stockholders until such holders exercise their warrants and acquire our Class A common stock.

Until holders of the warrants acquire shares of our Class A common stock upon exercise of such warrants, the holders will have no rights with respect to the shares of our Class A common stock underlying such warrants. Upon exercise of the warrants, the holders will be entitled to exercise the rights of a Class A common stockholder only as to matters for which the record date occurs after the exercise.

The warrants being offered may not have value.

The warrants being offered by us in this offering have an exercise price of $1.33 per share, subject to certain adjustments, and expire five (5) years from the date of issuance, after which date any unexercised warrants will expire and have no further value. In the event that the market price of our Class A common stock does not exceed the exercise price of the warrants during the period when they are exercisable, the warrants may not have any value.

We expect that the liquidity of the warrants will be limited.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including The Nasdaq Global Market. Without an active market, the liquidity of the warrants will be limited.

In certain circumstances, we may be required to settle the value of the warrants in cash.

If, at any time while the warrants are outstanding, we enter into a “Fundamental Transaction” (as defined in the warrants), which includes, but is not limited to, a merger, sale of all or substantially all assets, purchase offer, tender offer or exchange offer, a stock or share purchase agreement or other business combination (including, without limitation, a reclassification, reorganization, recapitalization, spin-off or other scheme of arrangement), then each holder of outstanding warrants as at any time concurrently shall have the right to receive, for each share underlying the warrants that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the holder, the number of shares of Class A common stock of the successor or acquiring corporation or of the Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as supplemented by our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus supplement, the accompanying prospectus, and the other documents or reports incorporated by reference herein and therein, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

•	the offering and our intended use of the net proceeds from the offering of our securities under this prospectus supplement and accompanying prospectus;

•	the success, cost and timing of our product development activities;

•	the commercialization and adoption of our existing products and the success of our future product offerings;

•	the potential attributes and benefits of our products and services;

•	our ability to obtain and maintain regulatory approval for our products, and any related restrictions and limitations of any approved product;

•	our ability to identify, in-license or acquire additional technology;

•	our ability to maintain our existing licensing, manufacturing and supply agreements;

•

our ability to compete with other companies currently marketing or engaged in the development of magnetic resonance imaging technologies, many of which have greater financial and marketing resources than us;

•	the size and growth potential of the markets for our products and services, and the ability of our products and services to serve those markets, either alone or in partnership with others;

•	the pricing of our products and services and reimbursement for medical procedures conducted using our products and services;

•	changes in applicable laws or regulations;

•	our estimates regarding expenses, revenue, capital requirements, cash runway, and needs for additional financing;

•	our ability to raise financing in the future;

•	our financial performance;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	intense competition and competitive pressures from other companies in the industry in which we operate;

•	market conditions and global and economic factors, such as inflation or the conflicts in Ukraine and the Middle East;

•	our intellectual property rights; and

•	the effect of legal, tax and regulatory changes.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. These risks, uncertainties and other factors are described in greater detail under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement, the accompanying prospectus, or in any document incorporated herein or therein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the document incorporated by reference in this prospectus supplement. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $5.2 million, after deducting the placement agent fees and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the warrants issued pursuant to this offering.

We intend to use the net proceeds from this offering our working capital and general corporate purposes, including commercial, manufacturing, and research and development activities.

This expected use of the net proceeds from this offering, together with our existing cash and cash equivalents, represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering or the amounts that we will actually spend on the uses set forth above. Due to uncertainties inherent in our business, it is difficult to estimate the exact amounts of the net proceeds that will be used for any particular purpose. In addition, the amount, allocation and timing of our actual expenditures will depend upon numerous factors, including the results of our research and development efforts, feedback from the FDA and other regulatory authorities, the timing and success of our product commercialization and the timing of regulatory submissions. Accordingly, we will have broad discretion in using these proceeds.

We expect our existing cash and cash equivalents, together with the net proceeds from this offering and the sales of our products and services, will enable us to conduct our planned operations until the end of 2026. We have based this estimate on assumptions that may prove to be incorrect, and we could expend our available capital resources at a rate greater than we currently expect.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Class A common stock or any other securities. We anticipate that we will retain all available funds and any future earnings, if any, for use in the operation of our business and do not anticipate paying cash dividends in the foreseeable future. Moreover, any future indebtedness we may incur could also materially restrict our ability to pay dividends on our Class A common stock. Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, the requirements of then-existing debt instruments and other factors our board of directors deems relevant.

DILUTION

As of September 30, 2024, we had a historical net tangible book value of $58.3 million, or $0.80 per share of common stock, based on 72,948,746 shares of common stock outstanding (57,893,458 shares of Class A common stock outstanding and 15,055,288 shares of Class B common stock outstanding). Our historical net tangible book value per share represents total tangible assets less total liabilities, divided by the combined number of shares of Class A common stock and Class B common stock outstanding.

After giving effect to the sale by us of 4,511,278 shares of Class A common stock and accompanying warrants in this offering at the offering price of $1.33 per share and accompanying warrant, and after deducting placement agent fees and other estimated offering expenses payable by us and excluding the proceeds and shares issuable, if any, from the exercise of the warrants issued pursuant to this offering, our as adjusted net tangible book value as of September 30, 2024 would have been $63.5 million, or $0.82 per share. This amount represents an immediate increase in our net tangible book value of $0.02 per share to our existing stockholders and an immediate dilution in our net tangible book value of $0.51 per share to investors participating in this offering. We determine dilution by subtracting our as adjusted net tangible book value per share after this offering from the amount of cash paid by an investor for a share of Class A common stock in this offering. The following table illustrates this dilution on a per share basis:

Offering price per share and accompanying warrant		$1.33
Historical net tangible book value per share as of September 30, 2024	$0.80
Increase in net tangible book value per share attributable to new investors in this offering	$0.02
As adjusted net tangible book value per share after this offering		$0.82

Dilution in net tangible book value per share to new investors in this offering		$0.51

The discussion and table above assume no exercise of the warrants sold in this offering.

The number of shares of our Class A common stock to be outstanding after this offering set forth above is based on an aggregate of 57,893,458 shares of our Class A common stock and 15,055,288 shares of our Class B common stock outstanding as of September 30, 2024 and excludes:

•	224,849 shares of Class A common stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2024;

•	18,713,397 shares of Class A common stock issuable upon the exercise of options outstanding as of September 30, 2024, at a weighted average exercise price of $1.34 per share; and

•	4,498,149 shares Class A common stock reserved for future issuance under the Hyperfine, Inc. 2021 Equity Incentive Plan, or the 2021 Plan, as of September 30, 2024.

To the extent that outstanding stock options or restricted stock units are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. The issuance of these securities could result in further dilution for investors purchasing securities in this offering.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering shares of our Class A common stock and warrants to purchase shares of our Class A common stock (and the shares of our Class A common stock issuable from time to time upon exercise of the offered warrants). The Class A common stock and warrants will be issued separately.

The Class A common stock offered by this prospectus supplement and the accompanying prospectus is described in the accompanying prospectus under the heading “Description of Shares.” The warrants offered by this prospectus supplement and the accompanying prospectus are described immediately below.

Warrants

The following is a summary of the material terms and provisions of the warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of warrant, which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

Duration and Exercise Price. The warrants offered hereby will have an exercise price of $1.33 per share and will expire on the five-year anniversary of the initial exercise date. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Class A common stock.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our Class A common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Exercise Limitations. We may not effect the exercise of any warrant, and a holder will not be entitled to exercise any portion of any warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of Class A common stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99% (at the election of the holder) of the number of shares of Class A common stock outstanding immediately after giving effect to the exercise. However, any holder of a warrant may increase or decrease such percentage upon at least 61 days’ prior written notice from the holder to us, provided that such percentage in no event exceeds 9.99%.

Cashless Exercise. If, at the time a holder exercises its warrants a registration statement registering the issuance of the shares of Class A common stock underlying such warrants under the Securities Act is not then effective or available for the issuance of such shares, or the prospectus contained therein is not available for the issuance of such shares, then in lieu of making the cash payment to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Class A common stock determined according to a formula set forth in the warrant.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Trading Market. There is no established trading market for any of the warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of the holders’ ownership of shares of our Class A common stock, the holders of warrants do not have the rights or privileges of the holders of our Class A common stock, including any voting rights, until such warrant holders exercise their warrants.

Fundamental Transaction. If a Fundamental Transaction (as defined in the warrant) occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our Class A common stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the warrant following such Fundamental Transaction. Additionally, as more fully described in the form of warrant, in the event of certain Fundamental Transactions, the holders of the warrants will be entitled to receive consideration in an amount equal to the Black Scholes Value (as defined in the warrant) of the warrants on the date of consummation of the transaction.

MATERIAL US FEDERAL INCOME TAX CONSIDERATIONS FOR NON-US HOLDERS

OF CLASS A COMMON STOCK AND WARRANTS

The following discussion is a summary of the material U.S. federal income tax considerations of the acquisition, ownership and disposition of shares of our Class A common stock and warrants acquired in this offering by non-U.S. holders (as defined below) and the acquisition, ownership and disposition of warrants acquired in this offering by U.S. holders (as defined below) that, in each case, hold such shares of our Class A common stock or warrants as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended, or the Code (generally, property held for investment).

This discussion is based on current provisions of the Code, U.S. Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to holders described in this prospectus supplement. There can be no assurance that the U.S. Internal Revenue Service, or the IRS, will not challenge one or more of the tax consequences described herein.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances nor does it address U.S. state, local or non-U.S. taxes, U.S. federal estate or gift tax laws, any alternative minimum tax levied under the Code, the Medicare tax on net investment income or any other aspect of any U.S. federal tax other than the income tax. This discussion also does not consider any specific facts or circumstances that may apply to a holder and does not address the special tax rules applicable to certain holders, such as:

•	insurance companies;

•	regulated investment companies and real estate investment trusts;

•	tax-exempt or governmental organizations;

•	financial institutions;

•	brokers or dealers in securities;

•	traders that have elected to mark securities to market;

•	regulated investment companies;

•	pension plans;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	persons deemed to sell our Class A common stock or warrants under the constructive sale provisions of the Code;

•	persons that hold our Class A common stock or warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•	persons who hold or receive our Class A common stock or warrants pursuant to the exercise of an employee stock option or otherwise as compensation;

•

holders whose functional currency is not the U.S. dollar; persons that own, or have owned, directly, indirectly, or constructively, more than 5% (by vote or value) of our Class A common stock or warrants at any time (other than as expressly provided below);

•	corporations (and shareholders thereof), partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes (and investors therein);

•	“Controlled foreign corporations” and “passive foreign investment companies”; and

•	certain U.S. expatriates, former citizens, or long-term residents of the United States.

This discussion does not address the tax treatment of partnerships (including any entity or arrangements treated as a partnership for U.S. federal income tax purposes) or persons that hold their Class A common stock or warrants through such a partnerships. If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Class A common stock or warrants, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. A partner in a partnership or other pass-through entity (including an entity or arrangement that is treated as partnerships for U.S. federal income tax purposes) that will hold our Class A common stock or warrants should consult his, her or its tax advisor regarding the tax consequences of acquiring, holding and disposing of our Class A common stock or warrants through a partnership or other pass-through entity, as applicable.

This discussion is for general information only and is not intended to be, and may not be construed as, tax advice. Accordingly, all prospective holders of our Class A common stock or warrants should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our Class A common stock or warrants.

Material U.S. Federal Income Tax Considerations of Owning and Disposing of Class A Common Stock or Warrants for U.S. Holders

The following discusses the material U.S. federal income tax consideration of owning and disposing of our Class A common stock or warrants for a U.S. holder. This section does not address the U.S. federal income tax considerations for U.S. holders of backup withholding and information reporting.

For purposes of this discussion, a U.S. holder is any beneficial owner of our Class A common stock or warrants that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a domestic corporation;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust, if (A) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have authority to control all of the trust’s substantial decisions or (B) the trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes.

Allocation of Purchase Price Between Class A Common Stock and Warrants

Because our Class A common stock and accompanying warrants are sold together, a purchaser of shares of our Class A common stock and accompanying warrants must allocate its purchase price between each share of Class A common stock and the accompanying warrant based on their respective relative fair market values at the time of issuance. This allocation of the purchase price will establish the holder’s initial tax basis for U.S. federal income tax purposes for each share of Class A common stock and warrant. A holder’s allocation of the purchase price among the Class A common stock and warrants is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a holder’s allocation. Each holder should consult its own tax advisor regarding the allocation of the purchase price among the Class A common stock and warrants.

Distributions on Our Class A Common Stock and Warrants

As described in the section titled “Dividend Policy,” we do not anticipate paying any future distributions on our Class A common stock. However, if we do make cash or other property distributions on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital to the extent of the holder’s tax basis in our Class A common stock, and, thereafter, as gain on the sale or other disposition of our Class A common stock, which is taxed as described under “—Gains on Sale or Other Taxable Disposition of Our Class A Common Stock” below.

Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied.

Gains on Sale or Other Taxable Disposition of Our Class A Common Stock

Upon the sale or other taxable disposition of our Class A common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or other taxable disposition and (ii) such U.S. holder’s adjusted tax basis in the Class A common stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such Class A common stock is more than one year at the time of the sale or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

Sale or Other Taxable Disposition of Warrants

Upon the sale or other taxable disposition of a warrant (other than by exercise), a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. holder’s tax basis in the warrant. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such warrant is more than one year at the time of the sale or other disposition. The deductibility of capital losses is subject to certain limitations.

Exercise of Warrants

A U.S. holder generally will not recognize gain or loss for U.S. federal income tax purposes on the exercise of a warrant and the related receipt of Class A common stock. A U.S. holder’s tax basis in the Class A common stock received upon exercise of the Class A common warrant generally will equal the sum of the U.S. holder’s tax basis in the warrant and the exercise price. It is unclear whether the U.S. holder’s holding period for the Class A common stock received upon exercise of the warrants will begin on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. holder held the warrants.

In certain circumstances, the warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a warrant on a cashless basis is not clear under current law, and could differ from the consequences described above. It is possible that a cashless exercise is a non-taxable transaction, either because the exercise is not treated as a realization event or because the exercise is treated as a tax-free recapitalization for U.S. federal income tax purposes. Under either characterization, a U.S. holder’s tax basis in the Class A common stock received generally would equal the U.S. holder’s tax basis in the warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. holder’s holding period for the shares of Class A common stock acquired pursuant to the cashless exercise will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the shares of Class A common stock acquired pursuant to it would include the holding period of the warrants.

It is also possible that a cashless exercise is treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder may be deemed to have surrendered warrants with an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. holder’s tax basis in such warrants (such gain or loss would be long-term or short-term, depending on the U.S. holder’s holding period in the warrants deemed surrendered). In this case, a U.S. holder’s tax basis in the shares of Class A common stock received pursuant to the cashless exercise would equal the sum of the U.S. holder’s tax basis in the warrants exercised and the exercise price of such warrants. It is unclear whether a U.S. holder’s holding period for the Class A common stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Holders are urged to consult their tax advisors as to the consequences of an exercise of a warrant on a cashless basis, including with respect to their holding period and tax basis in the Class A common stock received.

Lapse of Warrants

If a U.S. holder allows a warrant to expire unexercised, such holder will generally recognize a capital loss for U.S. federal income tax purposes in an amount equal to such holder’s tax basis in the warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the warrant is held for more than one year. The deductibility of capital losses is subject to limitations.

Contingent Payments on the Warrants

The warrants entitle a holder to receive payments upon the occurrence of certain contingencies, including a distribution on shares of our Class A common stock or our failure to deliver shares of Class A common stock upon exercise of a warrant. The tax treatment of such payments, if made, is subject to substantial uncertainty. Holders should consult their own tax advisors as to the appropriate U.S. federal income tax treatment of any such contingent payments that may be made to them in respect of the warrants.

Adjustments to Warrant Conversion Ratio

Under Section 305 of the Code, an adjustment to the number of shares of our Class A common stock that will be issued on exercise of the warrants, or an adjustment to the exercise price of the warrants, may be treated as a constructive distribution to a holder of the warrants if, and to the extent that, such adjustment has the effect for U.S. federal income tax purposes of increasing such U.S. holder’s proportionate interest in our earnings and profits or assets, depending on the circumstances of such adjustment. Adjustments made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of warrants generally will not be deemed to result in a constructive distribution. A constructive distribution under these rules would be subject to tax in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest resulting from the adjustment.

Material U.S. Federal Income Tax Consequences for Non-U.S. Holders

The following discusses the material U.S. federal income tax consequences of acquiring, owning and disposing of shares of our Class A common stock and warrants to a non-U.S. holder. For purposes of this discussion, a non-U.S. holder is any beneficial owner of shares of our Class A common stock or warrants that, for U.S. federal income tax purposes, is:

•	a non-resident alien individual;

•	a foreign corporation or any other foreign association taxable as a corporation for U.S. federal income tax purposes; or

•	a foreign estate or trust the income of which is not subject to U.S. federal income tax on a net income basis.

Allocation of Purchase Price Between Class A Common Stock and Warrants

If it is relevant for a non-U.S. holder to determine its tax basis in shares of Class A common stock or warrants for U.S. federal income tax purposes, a non-U.S. holder will determine such tax basis based on the allocation of the purchase price as described above under “Material U.S. Federal Income Tax Considerations of Owning and Disposing of Class A Common Stock, or Warrants for U.S. Holders — Allocation of Purchase Price Between Class A Common Stock and Warrants”.

Warrants

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “Material U.S. Federal Income Tax Considerations of Owning and Disposing of Class A Common Stock or Warrants for U.S. Holders” above, although to the extent a cashless exercise results in a taxable exchange, the rules described below under “Material U.S. Federal Income Tax Consequences for Non-U.S. Holders — Gains on Sale or Other Taxable Disposition of Our Class A Common Stock or Warrants” would apply.

If contingent payments are made with respect to a warrant, as described above under “Material U.S. Federal Income Tax Considerations of Owning and Disposing of Class A Common Stock or Warrants for U.S. Holders — Contingent Payments on the Warrants”, such payments may be subject to a U.S. withholding tax. Any U.S. federal income tax required to be withheld on any portion of such contingent payment may be withheld from Class A common stock delivered, sales proceeds subsequently paid or credited, or other amounts payable or distributable to a non-U.S. holder.

Distributions on Our Class A Common Stock

As described in the section titled “Dividend Policy,” we do not anticipate paying any future distributions on our Class A common stock. However, if we do make distributions on our Class A common stock, such distributions will constitute dividends to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the Class A common stock. Any remaining excess will be treated as capital gain from the sale or exchange of such Class A common stock, subject to the tax treatment described below in “—Gain on Sale or Other Taxable Disposition of Our Class A Common Stock.” Any such distributions will also be subject to the discussions below in the sections titled “—Backup Withholding and Information Reporting” and “FATCA.”

Subject to the discussion in the remainder of this section, dividends (including any portion of constructive distributions treated as dividends) paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if that non-U.S. holder has furnished to us or our paying agent an Internal Revenue Service Form W-8ECI (or applicable successor form), certifying under penalties of perjury that the dividend is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if an applicable income tax treaty so provides, attributable to a permanent establishment or fixed base maintained in the United States). However, such U.S. effectively connected income, net of specified deductions and credits, is generally taxed on a net income basis in the same manner and at the same regular U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder of our Class A common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) to the applicable withholding agent and satisfy applicable certification and other requirements. A non-U.S. holder that holds our Class A common stock through a financial institution or other agent will be required to provide appropriate documentation to the financial institution or other agent, which then will be required to provide certification to us or our paying agent either directly or through other intermediaries. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing a U.S. tax return with the IRS.

Gains on Sale or Other Taxable Disposition of Our Class A Common Stock or Warrants

Subject to the discussions below under “—Backup Withholding and Information Reporting” and “—FATCA,” a non-U.S. holder generally will not be subject to any U.S. federal income or withholding tax on any gain realized upon such holder’s sale or other taxable disposition of shares of our Class A common stock or warrants unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on a net income basis at the regular U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Class A Common Stock” also may apply;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition (as such days are calculated pursuant to Section 7701(b) of the Code) and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the sale or other taxable disposition of the shares of Class A common stock, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

we are, or have been, at any time during the five-year period preceding such sale or other taxable disposition (or the non-U.S. holder’s holding period, if shorter) of such shares of Class A common stock, a U.S. real property holding corporation, unless our Class A common stock is regularly traded on an established securities market and the non-U.S. holder holds no more than 5% (by value) of our outstanding Class A common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our Class A common stock. If we are or were a U.S. real property holding corporation during the relevant period and the foregoing exception does not apply, the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the regular U.S. federal income tax rates applicable to United States persons (as defined in the Code). Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our Class A common stock will be regularly traded on an established securities market for purposes of the rules described above.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our securities paid to such holder and the tax withheld, if any, with respect to such distributions. A non-U.S. holder may have to comply with specific certification procedures to establish that such holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our securities. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “—Distributions on Our Class A Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our securities by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally impose a U.S. federal withholding tax at a rate of 30% on payments of dividends on our Class A common stock paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements, or (iii) the foreign entity is otherwise exempt under FATCA. Such withholding may also apply to gross proceeds from the sale or other disposition of our Class A common stock or warrants, although under proposed U.S. Treasury Regulations, no withholding would apply to such gross proceeds. The preamble to the proposed regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed regulations pending finalization. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of this withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our Class A common stock and the entities through which they hold our Class A common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

The preceding discussion of U.S. federal income tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our Class A common stock or warrants, including the consequences of any proposed change in applicable laws.

PLAN OF DISTRIBUTION

Lake Street Capital Markets, LLC (“Lake Street”) agreed to act as the exclusive placement agent in connection with this offering, subject to the terms and conditions of the placement agency agreement dated February 11, 2025. We refer to Lake Street as the placement agent. The placement agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. We entered into a securities purchase agreement, dated February 11, 2025, directly with the investors in connection with this offering, and we will only sell to the investors who have entered into the securities purchase agreement with us. The offering price of the securities we are offering was negotiated between us and the investors in the offering based on the trading price of our Class A common stock prior to the offering, among other things.

We have agreed with the investors pursuant to the securities purchase agreement and with Lake Street pursuant to the placement agency agreement that until 90 days after the closing of this offering neither we nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of our Class A common stock or common stock equivalents or (ii) file any registration statement or amendment or supplement with respect thereto, subject to certain exceptions including but not limited to the issuance of non-convertible debt.

We have also agreed with the investors pursuant to the securities purchase agreement and with Lake Street pursuant to the placement agency agreement not to enter into any variable rate transactions, as defined in the placement agency agreement, until 180 days after the closing of this offering, subject to certain exceptions including but not limited to the issuance of non-convertible debt and an offering or issuance pursuant to an “at-the-market offering”.

Our officers and directors have entered into lock up agreements pursuant to which they have agreed to not sell, pledge to sell, contract to sell or enter into any swap or other such agreements for a period of 60 days following the closing of the offering, subject to customary exceptions.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about February 12, 2025, subject to customary closing conditions.

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

We have agreed to pay the placement agent a placement agent fee equal to an aggregate of 7.0% of the gross proceeds from the sale of the securities to investors in this offering. The following table shows the per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the securities offered pursuant to this prospectus supplement and the accompanying prospectus.

	PER SHARE AND ACCOMPANYING WARRANT	TOTAL
Offering price	$1.33	$5,999,999.74
Placement agent fees	$0.0931	$419,999.98
Proceeds, before expenses, to Hyperfine, Inc.	$1.2369	$5,579,999.76

In addition, we have agreed to reimburse the placement agent for all travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal counsel, in an amount not to exceed an aggregate of $160,000.

We estimate that the total expenses of the offering payable by us, excluding the placement agent’s fees and the reimbursement noted above, will be approximately $265,000.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by the placement agent and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate. Other than this prospectus supplement and the accompanying prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

Other

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and the form of securities purchase agreement. A copy of the form of securities purchase agreement with the investors will be included as an exhibit to our Current Report on Form 8-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information.”

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The placement agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Certain Relationships

The placement agent and their affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of itself or its customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, will pass upon the validity of the issuance of the securities to be offered by this prospectus supplement. Certain legal matters related to this offering will be passed upon for the placement agent by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The consolidated financial statements for the year ended December 31, 2023, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The combined and consolidated financial statements of Hyperfine, Inc., as of and for the year ended December 31, 2022 incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s web site at http://www.sec.gov.

This prospectus supplement is only part of a registration statement on Form S-3 (File No. 333-275449) that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

We also maintain a website at http://www.hyperfine.io through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus supplement. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus supplement. Statements in this prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be accessed on the SEC website as noted above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed on March 22, 2024;

•

the portions of our definitive proxy statement on Schedule 14A that we filed with the SEC on April 26, 2024 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and deemed “filed” with the SEC under the Exchange Act;

•

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, which we filed with the SEC on May 14, 2024, for the quarter ended June 30, 2024, which we filed with the SEC on August 9, 2024, and for the quarter ended September 30, 2024, which we filed with the SEC on November 12, 2024;

•

our Current Reports on Form 8-K, which we filed with the SEC on May  31, 2024, June  12, 2024, July  24, 2024, January  29, 2025 and February 11, 2025 (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto);

•

the description of the Class  A common stock contained in our registration statement on Form 8-A, as filed with the SEC on January 26, 2021, under the Exchange Act, as supplemented by the description of our securities contained in Exhibit 4.2 in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 22, 2024, including any amendment or report filed for the purpose of updating such description; and

•

all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of the offering of securities under this prospectus supplement shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing such reports and other documents.

The file number for all of the documents listed above is 001-39949.

Any statement contained in this prospectus supplement, the accompanying prospectus, or in a document incorporated or deemed to be incorporated by reference herein or therein will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus, or any other subsequently filed document that is deemed to be incorporated by reference herein or therein modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

Hyperfine, Inc.

351 New Whitfield Street

Guilford, Connecticut 06437

Telephone: (866) 796-6767

You may also access these documents on our website, http://www.hyperfine.io. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus, or incorporated by reference herein or therein. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

Hyperfine, Inc.

$150,000,000

CLASS A COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of one or more offerings, up to $150,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer Class A common stock or preferred stock upon conversion of or exchange for the debt securities; Class A common stock upon conversion of or exchange for the preferred stock; Class A common stock or preferred stock or debt securities upon the exercise of warrants or rights; or any combination of these securities.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters, dealers or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters, dealers or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our Class A common stock is listed on The Nasdaq Global Market under the symbol “HYPR.” On November 8, 2023, the last reported sale price of our Class A common stock was $1.26 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors.” We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 22, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our Class A common stock or preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part or to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “Hyperfine,” “HYPR,” the “Company,” “we,” “us,” “our” and similar terms refer to Hyperfine, Inc. and our subsidiaries.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. You should carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

The Company

We are an innovative health technology business with a mission to revolutionize patient care globally through transformational, accessible, clinically relevant ultra-low-field, or ULF, magnetic resonance, or MR, diagnostic brain imaging and data solutions. Our Swoop® Portable MR Imaging® System, or Swoop® system, produces high-quality images at a lower magnetic field strength than conventional magnetic resonance imaging, or MRI, scanners. The Swoop® system is a portable, ULF magnetic resonance imaging device for producing images that display the internal structures of the head where full diagnostic examination is not clinically practical. When interpreted by a trained physician, these images provide information that can be useful in determining a diagnosis. Healthcare professionals can use the Swoop® system to make effective clinical diagnoses and decisions in various care settings where MRI devices have previously been inaccessible. The easy-to-use interface and portable design of our Swoop® system make it accessible anywhere in a hospital, clinic, or patient care site and it does not require any special facilities accommodations to operate safely for patients or the clinical team. Unlike X-ray computed tomography or positron emission tomography, ULF MR does not expose patients to harmful ionizing radiation. We received 510(k) clearance for brain imaging from the U.S. Food and Drug Administration in 2020. The Swoop® system has marketing authorization for brain imaging in several countries, including the European Union (CE marking), the United Kingdom (UK Conformity Assessment), Canada, Australia and New Zealand. In December 2022, we suspended our Liminal program to develop a device to non-invasively measure key vital signs in the brain.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2022, as described under the caption “Incorporation of Documents by Reference” on page 32 of this prospectus.

Our Corporate Information

HealthCor Catalio Acquisition Corp., or HealthCor, was incorporated as a Cayman Islands exempted company on November 18, 2020 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses.

Hyperfine, Inc., or Legacy Hyperfine, was incorporated under the laws of the State of Delaware on February 25, 2014 under the name “Hyperfine Research, Inc.” On May 25, 2021, the name of the corporation was changed to “Hyperfine, Inc.”

Liminal Sciences, Inc., or Liminal, was incorporated under the laws of the State of Delaware on September 21, 2018 under the name “EpilepsyCo Inc.” On July 20, 2020, the name of the corporation was changed to “Liminal Sciences, Inc.”

On December 21, 2021, HealthCor changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation, incorporated under the laws of the State of Delaware. On December 22, 2021, HealthCor, Legacy Hyperfine and Liminal completed a business combination, pursuant to which each of Legacy Hyperfine and Liminal became a wholly owned subsidiary of HealthCor, HealthCor’s corporate name was changed to “Hyperfine, Inc.”, Legacy Hyperfine’s name was changed to “Hyperfine Operations, Inc.”, Liminal’s name was changed to “Liminal Operations, Inc.”, and the business of Legacy Hyperfine and Liminal became the business of the Company. On March 21, 2022, Liminal’s name was changed to “Liminal Sciences, Inc.”

Our principal executive offices are located at 351 New Whitfield Street, Guilford, Connecticut 06437, and our telephone number is (866) 796-6767. We maintain a website at http://www.hyperfine.io, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

Offerings under this Prospectus

Under this prospectus, we may offer shares of our Class A common stock or preferred stock, various series of debt securities, or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $150,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in Hyperfine. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, that relate to future events or to our future operations or financial performance. Any forward-looking statement involves known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statement. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” “scheduled,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained or incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other important factors that may cause our actual results, level of activity, performance or achievements expressed or implied by any forward-looking statement to differ materially from those expressed or implied by any forward-looking statement. The sections in our periodic reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

•	the success, cost and timing of our product development activities;

•	the commercialization and adoption of our existing products and the success of our future product offerings;

•	the potential attributes and benefits of our products and services;

•	our ability to obtain and maintain regulatory approval for our products, and any related restrictions and limitations of any approved product;

•	our ability to identify, in-license or acquire additional technology;

•	our ability to maintain our existing licensing, manufacturing and supply agreements;

•

our ability to compete with other companies currently marketing or engaged in the development of magnetic resonance imaging technologies, many of which have greater financial and marketing resources than us;

•	the size and growth potential of the markets for our products and services, and the ability of our products and services to serve those markets, either alone or in partnership with others;

•	the pricing of our products and services and reimbursement for medical procedures conducted using our products and services;

•	changes in applicable laws or regulations;

•	our estimates regarding expenses, revenue, capital requirements and needs for additional financing;

•	our ability to raise financing in the future;

•	our financial performance;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	intense competition and competitive pressures from other companies in the industry in which we operate;

•	market conditions and global and economic factors, such as inflation or the conflicts in Ukraine and Israel;

•	our intellectual property rights; and

•	the effect of legal, tax and regulatory changes.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus or in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our commercial activities, including commercialization, manufacturing development and regulatory clearance of our products, research and development, and for other general corporate purposes, including for working capital, intellectual property protection and enforcement, capital expenditures, investments, acquisitions and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade and interest-bearing securities.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to public offerings through one or more placement agents or underwriters, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

Shares of our Class A common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on The Nasdaq Global Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our Class A common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF SHARES

The following is a brief description of the material provisions of our shares. Our shares of Class A common stock are the only class of our securities registered pursuant to Section 12 of the Exchange Act. The following description of our shares does not purport to be complete and is subject to and qualified in its entirety by our Certificate of Incorporation, as amended, or our Charter, our Amended and Restated Bylaws, or our Bylaws, each of which are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and certain provisions of Delaware law. We encourage you to read our Charter and the applicable provisions of Delaware law for more information.

Authorized and Outstanding Shares

Our Charter authorizes the issuance of up to 628,000,000 shares, consisting of:

•	600,000,000 shares of Class A common stock, par value $0.0001 per share, or the Class A common stock;

•	27,000,000 shares of Class B common stock, par value $0.0001 per share, or the Class B common stock; and

•	1,000,000 shares of preferred stock, par value $0.0001 per share, or the preferred stock.

As of September 30, 2023, we had (i) 56,537,946 shares of Class A common stock outstanding and approximately 123 stockholders of record, and (ii) 15,055,288 shares of Class B common stock outstanding, all of which are held by a member of our Board of Directors, or the Board, Jonathan M. Rothberg, Ph.D., and his affiliates.

Class A Common Stock

Voting Rights

Holders of Class A common stock are entitled to cast one vote per share. Generally, holders of all classes of common stock vote together as a single class, and an action is approved by stockholders if a majority of votes cast affirmatively or negatively on the action are cast in favor of the action. In any election by stockholders of directors other than in a contested election, directors are elected by the affirmative vote of a majority of the votes cast in favor or against the election of a nominee, while in a contested election, directors are elected by a plurality of the votes cast. Holders of Class A common stock are not entitled to cumulate their votes in the election of directors.

Dividend Rights

With limited exceptions in the case of certain stock dividends or disparate dividends approved by the affirmative vote of the holders of a majority of the Class A common stock and Class B common stock, each voting separately as a class, holders of Class A common stock will share ratably (based on the number of shares of Class A common stock held), together with each holder of Class B common stock, if and when any dividend is declared by the Board out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Class A common stock with respect to the payment of dividends.

Liquidation, Dissolution and Winding Up

On the liquidation, dissolution, distribution of assets or winding up of Hyperfine, each holder of Class A common stock, together with each holder of Class B common stock, will be entitled, pro rata on a per share basis, to all assets of Hyperfine of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of Hyperfine then outstanding and unless disparate or different treatment of the shares of Class A common stock and Class B common stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.

Other Matters

Holders of shares of Class A common stock do not have subscription, redemption or conversion rights. All of the outstanding shares of Class A common stock are validly issued, fully paid and non-assessable.

Class B Common Stock

Voting Rights

Holders of Class B common stock are entitled to cast 20 votes per share of Class B common stock. Generally, holders of all classes of our common stock vote together as a single class, and an action is approved by our stockholders if a majority of votes cast affirmatively or negatively on the action are cast in favor of the action. In any election by stockholders of directors other than in a contested election, directors are elected by the affirmative vote of a majority of the votes cast in favor or against the election of a nominee, while in a contested election, directors are elected by a plurality of the votes cast. Holders of Class B common stock will not be entitled to cumulate their votes in the election of directors.

Dividend Rights

With limited exceptions in the case of certain stock dividends or disparate dividends approved by the affirmative vote of the holders of a majority of the Class A common stock and Class B common stock, each voting separately as a class, holders of Class B common stock will share ratably (based on the number of shares of Class B common stock held), together with each holder of Class A common stock, if and when any dividend is declared by the Board out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Class B common stock with respect to the payment of dividends.

Optional Conversion

Holders of Class B common stock have the right to convert shares of their Class B common stock into fully paid and non-assessable shares of Class A common stock, on a one-to-one basis, at the option of the holder at any time upon written notice to us.

Mandatory Conversion

Holders of Class B common stock can have their shares of Class B common stock automatically converted into shares of Class A common stock, on a one-to-one basis, upon the occurrence of any of the events described below:

(1)

Any sale, assignment, transfer, conveyance, hypothecation, or other transfer or disposition, directly or indirectly, of any shares of Class B common stock or any legal or beneficial interest in such shares, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation, or otherwise), including, without limitation the transfer of shares of Class B common stock to a broker or other nominee or the transfer of, or entering into a binding agreement with respect to, voting control over such shares by proxy or otherwise, other than a permitted transfer.

(2)

Upon the first date on which Dr. Rothberg, together with all other qualified stockholders, collectively cease to beneficially own at least 20% of the number of Class B common stock (as such number of shares is equitably adjusted in respect of any reclassification, stock dividend, subdivision, combination, or recapitalization of the Class B common stock) collectively beneficially owned by Dr. Rothberg and permitted transferees of Class B common stock as of the closing of the business combination on December 22, 2021.

(3)	Upon the date specified by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Class B common stock, voting as a separate class.

Liquidation, Dissolution and Winding Up

On the liquidation, dissolution, distribution of assets or winding up of Hyperfine, each holder of Class B common stock, together with each holder of Class A common stock, will be entitled, pro rata on a per share basis, to all assets of Hyperfine of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of Hyperfine then outstanding and unless disparate or different treatment of the shares of Class A common stock and Class B common stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.

Preferred Stock

Our Charter provides that the Board has the authority, without action by the stockholders, to designate and issue shares of preferred stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, conversion rights, voting rights, redemption privileges and liquidation preferences. There are no shares of preferred stock currently outstanding.

The purpose of authorizing the Board to issue preferred stock and determine the rights and preferences of any classes or series of preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on our common stock, diluting the voting power of our common stock or subordinating the dividend or liquidation rights of our common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Exclusive Forum

Our Charter provides that, to the fullest extent permitted by law, unless we otherwise consent in writing, the Court of Chancery, or the Chancery Court, of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of Hyperfine, (2) any action asserting a claim of breach of a fiduciary duty owed by, or any other wrongdoing by, any current or former director, officer, other employee or stockholder of Hyperfine, (3) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, or the DGCL, our Charter or Bylaws, or as to which the DGCL confers jurisdiction on the Court of Chancery, (4) any action to interpret, apply, enforce or determine the validity of any provisions of our Charter or Bylaws, or (5) any other action asserting a claim governed by the internal affairs doctrine. Notwithstanding the foregoing, the federal district courts of the United States shall be the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act and the provisions of our Charter described above will not apply to claims arising under the Exchange Act or other federal securities laws for which there is exclusive federal jurisdiction.

Anti-Takeover Effects of Provisions of our Charter, Bylaws and Applicable Law

Certain provisions of our Charter, Bylaws, and laws of the State of Delaware, where we are incorporated, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for the Class A common stock and the Class B common stock. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

Authorized but Unissued Shares

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which apply so long as the Class A common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be issued in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of Hyperfine by means of a proxy contest, tender offer, merger, or otherwise.

Dual Class Stock

Our Charter provides for a dual class common stock structure which provides Dr. Rothberg with the ability to control the outcome of matters requiring stockholder approval, even though he owns significantly less than a majority of the shares of our outstanding common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of Hyperfine or its assets.

Blank Check Preferred Stock

Our Charter provides for 1,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the Board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board were to determine that a takeover proposal is not in the best interests of Hyperfine or its stockholders, the Board could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our Charter grants the Board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of the holders of shares of common stock and may have the effect of delaying, deterring or preventing a change in control of Hyperfine.

Number of Directors

Our Charter and Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors may be fixed from time to time solely pursuant to a resolution adopted by the Board; provided, however, that prior to the first date on which the issued and outstanding shares of Class B common stock represent less than 50% of the voting power of the then outstanding shares of our capital stock that would be entitled to vote for the election of directors at an annual meeting of stockholders, unless approved by the holders of a majority in voting power of the shares of our capital stock that would then be entitled to vote in the election of directors at an annual meeting or by written consent, the number of directors may not exceed nine.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be delivered to, or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. Our Bylaws allow the chairperson of the meeting at a meeting of the stockholders to determine whether a proposal to the meeting was properly brought and to adopt rules and regulations for the conduct of meetings, except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of Hyperfine.

Limitations on Stockholder Action by Written Consent

Our Charter provides that, subject to the terms of any series of our preferred stock, any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting; provided, however, that prior to the first date on which the issued and outstanding shares of Class B common stock represent less than 50% of the voting power of the then outstanding shares of our capital stock that would then be entitled to vote for the election of directors, any action required or permitted to be taken at any annual or special meeting of our stockholders, may be taken by written consent if such written consent is signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such matter were present and voted.

Amendment of our Charter and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Our Charter provides that it may be amended by us in the manner provided therein or prescribed by statute. Our Charter provides that the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal any provision of our Charter, or adopt any provision of our Charter inconsistent therewith.

If any of the Class B common stock shares are outstanding, in addition to any vote required by Delaware law, the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of Class B common stock, voting as a separate class, is required to amend our Charter (1) in a manner that changes any of the voting, conversion, dividend or liquidation provisions of the shares of Class B common stock, (2) to provide for each share of Class A common stock or any preferred stock to have more than one vote per share or any rights to a separate class vote of the holders of shares of Class A common stock other than as provided by our Charter or required by the DGCL, or (3) to otherwise adversely impact the rights, powers, preferences or privileges of the shares of Class B common stock in a manner that is disparate from the manner in which it affects the rights, powers, preferences or privileges of the shares of Class A common stock.

If any shares of Class A common stock are outstanding, we will not, without the prior affirmative vote of the holders of a majority of the outstanding shares of Class A common stock, voting as a separate class, in addition to any other vote required by applicable law or our Charter, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise amend, alter, change, repeal or adopt any provision of our Charter (1) in a manner that is inconsistent with, or that otherwise alters or changes the powers, preferences, or special rights of the shares of Class A common stock so as to affect them adversely; or (2) to provide for each share of Class B common stock to have more than 20 votes per share or any rights to a separate class vote of the holders of shares of Class B common stock other than as provided by our Charter or required by the DGCL.

Our Charter also provides that the Board will have the power to adopt, amend, alter, or repeal our Bylaws by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present in any manner not inconsistent with the laws of the State of Delaware or our Charter. Our stockholders are prohibited from adopting, amending, altering, or repealing Bylaws, or to adopt any provision inconsistent with Bylaws, unless such action is approved, in addition to any other vote required by our Charter, (i) when the issued and outstanding shares of Class B common stock represents less than 50% of the voting power of the then outstanding shares of capital stock that would be entitled to vote for the election of directors, the affirmative vote of the holders of at least two-thirds of the voting power of the capital stock that would be entitled to vote in the election of directors or, prior to such time, (ii) the affirmative vote of the holders of a majority of the voting power of the shares of capital stock that would be entitled to vote in the election of directors.

Business Combinations

Under Section 203 of the DGCL, a corporation will not be permitted to engage in a business combination with any interested stockholder for a period of three years following the time that such interested stockholder became an interested stockholder, unless:

(1)	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(2)

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3)

at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of Hyperfine’s outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

Since we have not opted out of Section 203 of the DGCL, it will apply to us. As a result, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the charter specifically authorizes cumulative voting. Our Charter does not authorize cumulative voting.

Limitations on Liability and Indemnification of Officers and Directors

Pursuant to Section 102(b)(7) of the DGCL, our Charter eliminates the personal liability of our directors or officers to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of a director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) of directors under Section 174 of the DGCL, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) of officers in any action by or in the right of the corporation.

Our Charter provides that we may indemnify and advance expenses to our directors, officers, employees or agents to the fullest extent permitted by law. Our Bylaws provide that we shall indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers, and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in our Charter and Bylaws may discourage stockholders from bringing lawsuits against directors for any alleged breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Corporate Opportunities

Our Charter provides for the renouncement by us of any interest or expectancy of Hyperfine in, or being offered an opportunity to participate in any matter, transaction, or interest that is presented to, or acquired, created, or developed by, or which otherwise comes into possession of, any director of Hyperfine who is not an employee of Hyperfine or any of its subsidiaries, unless such matter, transaction, or interest is presented to, or acquired, created, or developed by, or otherwise comes into the possession of a director of Hyperfine expressly and solely in that director’s capacity as a director of Hyperfine.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of Hyperfine. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Continental Stock Transfer & Trust Company.

Stock Exchange Listing

Our Class A common stock is listed for trading on The Nasdaq Global Market under the symbol “HYPR.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, or Trust Indenture Act, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	the aggregate principal amount and any limit on the amount that may be issued;

•

the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

•

the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our Class A common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	transfer or exchange debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our Class A common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our Class A common stock and the number of shares of Class A common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the Class A common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Outstanding Warrants

As of November 8, 2023, we had no warrants outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our Class A common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, Class A common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of Class A common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of Class A common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of Class A common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of Class A common stock, preferred stock, one or more debt securities, warrants or rights for the purchase of Class A common stock, preferred stock or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Shares,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit, as applicable, and to any Class A common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

The combined and consolidated financial statements of Hyperfine, Inc., as of and for the two years ended December 31, 2022 and 2021 incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s website at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may obtain a copy of the registration statement, including the exhibits and schedules, from the SEC’s website.

We also maintain a website at http://www.hyperfine.io, through which you can access our SEC filings free of charge. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, are available at the SEC’s website at http://www.sec.gov. The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 that we filed with the SEC on March 22, 2023;

•	the portions of our definitive proxy statement on Schedule 14A that we filed with the SEC on April 24, 2023 that are deemed “filed” with the SEC under the Exchange Act;

•

our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 that we filed with the SEC on May 11, 2023, our Quarterly Report on Form 10-Q for the fiscal quarter ended June  30, 2023 that we filed with the SEC on August 14, 2023 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September  30, 2023 that we filed with the SEC on November 9, 2023;

•

our Current Reports on Form 8-K that we filed with the SEC on February  8, 2023, February  21, 2023, March  29, 2023, June  12, 2023, July  18, 2023 and October 3, 2023 (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto);

•

the description of our securities contained in our Registration Statement on Form 8-A that we filed with the SEC on January 26, 2021, including any amendment or report filed for the purpose of updating such description; and

•

all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

The SEC file number for each of the documents listed above is 001-39949.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

Hyperfine, Inc.

351 New Whitfield Street

Guilford, Connecticut 06437

Telephone: (866) 796-6767

You may also access these documents on our website, http://www.hyperfine.io. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

4,511,278 Shares of Class A Common Stock

Warrants to Purchase up to 4,511,278 Shares of Class A Common Stock

Hyperfine, Inc.

Lake Street